  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and to the incorporation by reference therein of our report dated February 25, 2016, with respect to the consolidated financial statements of Kamada Ltd. included in the Annual Report on Form 20-F of Kamada Ltd. for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ KOST, FORER, GABBAY & KASIERER
KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	A Member of EY Global
November 28, 2016